EXHIBIT 99.1

Taylor Capital Reports Third Quarter Results

ROSEMONT, IL—October 28, 2009—Taylor Capital Group, Inc. (the “Company”) (NASDAQ: TAYC), the parent company of Cole Taylor Bank (the “Bank”), today reported results for the third quarter of 2009. For the three months ended September 30, 2009, the Company reported a net loss applicable to common stockholders of $5.3 million, or $0.51 per diluted common share, compared to a net loss applicable to common stockholders of $26.1 million, or $2.49 per diluted common share, for the second quarter of 2009.

Financial Highlights

•	Total revenue (net interest income plus noninterest income excluding securities gains) for the third quarter of 2009 was $35.4 million, up from $34.9 million for the second quarter of 2009.

•

For the fourth consecutive quarter, the Company’s net interest margin increased over the previous quarter’s margin. The net interest margin in the third quarter of 2009 was 2.92%, up from the 2.76% recorded for the second quarter of 2009.

•

Noninterest expense decreased by $1.2 million, or 5% in the third quarter, as salaries and benefits and most other categories of overhead expense declined, reflecting continued favorable results from the Company’s effective expense management.

•

The Company’s income before taxes, loan loss provision, securities gains and a second quarter special FDIC assessment was $12.9 million for the third quarter of 2009, down slightly from $13.3 million in the second quarter of 2009.

•	The Company continued to reduce its reliance on more costly, brokered sources of funds as out-of-market deposits declined in the third quarter by $128.3 million, or 15%.

•	For the third quarter of 2009, the provision for loan losses declined to $15.5 million, down from $39.5 million for the second quarter of 2009.

•	The Company’s capital ratios remain well above all regulatory requirements for well-capitalized banks.

For the first nine months of 2009, the Company reported a net loss applicable to common stockholders of $37.1 million, or $3.54 per diluted common share, compared to a net loss applicable to common stockholders of $126.4 million, or $12.10 per diluted common share, for the first nine months of 2008.

“Third quarter results for our core banking operations continued the Bank’s favorable trend, demonstrating the soundness of our strategy even in this extremely difficult economic period,” said Taylor Capital Chairman Bruce W. Taylor. “Additional improvement in total revenue, the net interest margin and a reduced cost of overhead are positive trends that we’ve worked hard to achieve. The Bank and our clients will continue to face challenges from the lingering effects of the recession but our investment in talent and resources—especially in our core commercial and asset based lending businesses—are major building blocks for the Bank moving forward.”

“While the last quarter was encouraging in terms of new business generation, we’re being pragmatic,” said Mark A. Hoppe, President and Chief Executive Officer of Cole Taylor Bank. “We’re realistic about the current lending climate and diligent about asset quality, but also proud of our ability to continue to make loans to new and existing clients. In the third quarter, we added nearly a quarter of a billion dollars in new loan commitments and more than $100 million in new loans. We are especially pleased with the growth in our Asset Based Lending group, which booked more than $250 million in new loan commitments in the last year. Our business development and customer relationship management efforts continue to strengthen and support our goal of being a leader in Chicago area business banking.”

Revenue

For the third quarter of 2009, the Company’s net interest income increased to $32.4 million, up from $30.4 million reported for the second quarter of 2009.

The tax equivalent net interest margin was 2.92% for the third quarter of 2009, up 16 basis points from 2.76% in the second quarter. The increase was attributable to a reduction in the Company’s cost of funds.

Noninterest income for the third quarter of 2009 totaled $3.4 million, down from $12.1 million in the prior quarter, primarily attributable to a $7.2 million decrease in gains on sales of investment securities and a $1.4 million loss associated with hedges placed on the single family mortgage loans held for sale. In the second quarter of 2009, the Company recorded a $7.6 million gain on investment securities as it sold $207 million in mortgage backed securities.

Expense

Noninterest expense totaled $22.5 million for the third quarter of 2009 as compared to $23.7 million for the second quarter of 2009. Salaries and benefits and most other categories of operating expenses decreased in the third quarter of 2009 as compared to the second quarter. Non-performing asset expense increased $2.1 million in the third quarter, largely due to an increase in the reserve for losses on unfunded loans and higher losses on the disposition of other real estate. In the second quarter, FDIC assessments included a one-time, industry-wide FDIC special assessment which amounted to $2.1 million for Cole Taylor Bank.

Balance Sheet

As of September 30, 2009, the Company’s assets totaled $4.5 billion, unchanged from total assets reported as of June 30, 2009.

Total loans at September 30, 2009, included $2.9 billion of portfolio loans and $102.8 million of loans held for sale. Loans held for sale included both nonaccrual commercial loans, which the Company anticipates selling in the fourth quarter, and single family home mortgage loans. As previously disclosed, during the third quarter of 2009, the Company purchased a participation interest in pools of residential mortgage loans, with an aggregate principal amount of approximately $100 million. These loans were to be pooled into pass-through securities issued by the mortgage loan originator and then sold to third party investors. The Company took possession of the underlying mortgage loans when the originator could not securitize all the loans as originally contemplated. The Company is currently working with alternate issuers to dispose of the remaining mortgage loans currently held for sale.

Total portfolio loans decreased in the third quarter of 2009 as the Company continued its strategic realignment of the loan portfolio. Growth in new loans of over $100 million was offset by reductions in categories of loans in which the Company sought to reduce its exposure, as well as the ongoing, recession-driven effects of an unusually low rate of loan commitment usage.

At September 30, 2009, the Company’s total deposits were $3.1 billion, down from $3.2 billion at June 30, 2009. The decline in deposits was primarily attributable to reductions in out-of-market deposits, which fell by $128.3 million, or 15%. This decline was part of the Company’s ongoing effort to reduce its reliance on brokered funds. In-market deposits declined by $23.5 million as increases in commercial relationship demand deposits and money market accounts were more than offset by planned reductions in higher-rate certificates of deposit.

Notes payable and other advances increased by $100.0 million to $617.0 million as the Company sought to take advantage of attractively priced short term advances such as the Federal Reserve Bank’s Term Auction Facility.

Credit Quality

At September 30, 2009, total non-performing assets decreased to $196.3 million from the $212.9 million reported at June 30, 2009.

Nonaccrual loans decreased to $163.8 million at September 30, 2009, from $189.4 million at June 30, 2009, primarily due to $41.3 million of net charge-offs during the third quarter. These net charge-offs were partially offset by increases in new nonaccrual loans. Nonaccrual loans and charge-offs in the third quarter of 2009 were also impacted by the Company’s continued efforts to resolve its nonperforming loans. During the third quarter, the Company sold, or transferred to held for sale, $51.8 million of nonaccrual loans. In connection with the sale or transfer, the Company had charged-off $3.2 million more than the specific allowance for loan losses related to these nonaccrual loans. In the fourth quarter, the Company expects to complete the disposition of the nonaccrual commercial loans currently classified as held for sale.

Loans past due 90 days or more increased $11.8 million in the third quarter, primarily due to one commercial lending relationship. Other real estate owned declined to $20.3 million at September 30, 2009, down from $23.1 million at the end of the second quarter due to $4.4 million of asset dispositions. This was partially offset by $1.6 million in new additions.

The allowance for loan losses was $107.1 million at September 30, 2009, or 3.44% of total loans, down from the $132.9 million, or 4.18% of total loans at June 30, 2009. The sale and transfer to held for sale of nonaccrual loans reduced the allowance for loan losses during the third quarter as previously established specific allocations of the allowance for losses related to these nonaccrual loans were charged off upon sale or transfer to held for sale.

The provision for loan losses for the third quarter totaled $15.5 million, down from $39.5 million recorded for the second quarter. The $24.0 million decrease in the third quarter provision was primarily due to lower specific allocations on nonaccrual loans. Nonaccruals decreased by $25.6 million during the quarter and are anticipated to decrease further when the Company completes the disposition of the remaining commercial nonaccrual loans held for sale.

Capital

At September 30, 2009, the Company’s Tier I Risk Based Capital ratio was 9.86%, while its Total Risk Based Capital ratio was 12.75%. Both ratios exceed all regulatory requirements for well-capitalized banks, which are 6.00% and 10.00%, respectively. The Company’s Tier I Capital to Average Assets leverage ratio at September 30, 2009 was 7.47%.

About Taylor Capital Group, Inc. (NASDAQ: TAYC)

Taylor Capital Group, Inc. is a $4.5 billion bank holding company for Cole Taylor Bank, a Chicago-based commercial bank specializing in serving the banking needs of closely held businesses and the people who own and manage them. Cole Taylor is a member of the FDIC and an Equal Housing Lender.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including “may,” “might,” “plan,” “prudent,” “potential,” “should,” “will,” “expect,” “anticipate,” “believe,” “intend,” “could,” and “estimate,” and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities in 2009 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, without limitation: the effect on our profitability if interest rates fluctuate as well as the effect of our customers’ changing use of our deposit products; the possibility that our wholesale funding sources may prove insufficient to replace deposits at maturity and support our growth; the risk that our allowance for loan losses may prove insufficient to absorb probable losses in our loan portfolio; possible volatility in loan charge-offs and recoveries between periods; the decline in residential real estate sales volume and the likely potential for continuing illiquidity in the real estate market, including within the Chicago metropolitan area; the risks associated with the high concentration of commercial real estate loans in our portfolio; the uncertainties in estimating the fair value of developed real estate and undeveloped land in light of declining demand for such assets and continuing illiquidity in the real estate market; the risks associated with management changes, employee turnover and our commercial banking growth initiative, including our expansion of our asset-based lending operations and our entry into new geographical markets; negative developments and disruptions in the credit and lending markets, including the impact of the ongoing credit crisis on our business and on the businesses of our customers as well as other banks and lending institutions with which we have commercial relationships; a continuation of the recent unprecedented volatility in the capital markets; the effectiveness of our hedging transactions and their impact on our future results of operations; the risks associated with implementing our business strategy and managing our growth effectively, including our ability to preserve and access sufficient capital to execute on our strategy; changes in general economic and capital market conditions, interest rates, our debt credit ratings, deposit flows, loan demand, including loan syndication opportunities and competition; changes in legislation or regulatory and accounting principles, policies or guidelines affecting our business; and other economic, competitive, governmental, regulatory and technological factors impacting our operations.

For further information about these and other risks, uncertainties and factors, please review the disclosure included in the section captioned “Risk Factors” in our December 31, 2008 Annual Report on Form 10-K filed with the SEC on March 11, 2009. You should not place undue reliance on any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements or risk factors, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.

Media Contact:	Ilene Stevens
847.653.7731

## end ##

TAYLOR CAPITAL GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	(Unaudited) Sept. 30, 2009	(Unaudited) June 30, 2009	Dec. 31, 2008
ASSETS
Cash and cash equivalents	$47,533	$69,700	$53,012
Investment securities	1,306,098	1,306,174	1,094,594
Loans held for sale, at lower of cost or market	102,765	—	—
Loans, net of allowance for loan losses of $107,132, $132,927 and $128,548 at September 30, 2009, June 30, 2009 and December 31, 2008, respectively	2,904,357	3,044,812	3,104,713
Premises, leasehold improvements and equipment, net	15,742	16,097	17,124
Investment in Federal Home Loan Bank and Federal Reserve Bank stock	35,741	35,741	29,630
Other real estate and repossessed assets, net	20,313	23,070	13,179
Other assets	52,532	52,731	76,637

Total assets	$4,485,081	$4,548,325	$4,388,889

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$615,590	$597,734	$470,990
Interest-bearing	2,437,139	2,606,840	2,660,056

Total deposits	3,052,729	3,204,574	3,131,046
Other borrowings	327,692	315,244	275,560
Accrued interest, taxes and other liabilities	56,440	97,772	71,286
Notes payable and other advances	617,000	517,000	462,000
Junior subordinated debentures	86,607	86,607	86,607
Subordinated notes, net	55,593	55,493	55,303

Total liabilities	4,196,061	4,276,690	4,081,802

Stockholders’ equity:
Preferred stock, Series A	60,000	60,000	60,000
Preferred stock, Series B	98,474	98,110	97,314
Common stock	120	121	121
Surplus	225,951	225,538	224,872
Accumulated deficit	(104,708)	(99,386)	(69,294)
Accumulated other comprehensive income, net	33,819	11,888	18,710
Treasury stock	(24,636)	(24,636)	(24,636)

Total stockholders’ equity	289,020	271,635	307,087

Total liabilities and stockholders’ equity	$4,485,081	$4,548,325	$4,388,889

TAYLOR CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	For the Three Months Ended			For the Nine Months Ended
	Sept. 30, 2009	June 30, 2009	Sept. 30, 2008	Sept. 30, 2009	Sept. 30, 2008
Interest income:
Interest and fees on loans	$40,749	$39,552	$40,069	$119,668	$117,047
Interest and dividends on investment securities:
Taxable	13,921	14,745	8,664	42,179	27,019
Tax-exempt	1,360	1,416	1,449	4,203	4,387
Interest on cash equivalents	3	2	582	15	1,371

Total interest income	56,033	55,715	50,764	166,065	149,824

Interest expense:
Deposits	16,629	18,223	23,456	54,911	65,035
Other borrowings	2,210	2,232	2,364	6,618	7,454
Notes payable and other advances	1,718	1,719	1,298	4,956	4,045
Junior subordinated debentures	1,477	1,541	1,715	4,618	5,320
Subordinated notes	1,624	1,620	33	4,861	33

Total interest expense	23,658	25,335	28,866	75,964	81,887

Net interest income	32,375	30,380	21,898	90,101	67,937
Provision for loan losses	15,539	39,507	52,700	70,609	113,805

Net interest income (loss) after provision for loan losses	16,836	(9,127)	(30,802)	19,492	(45,868)

Noninterest income:
Service charges	2,892	2,768	2,256	8,481	6,677
Trust and investment management fees	332	475	894	1,341	2,736
Mortgage banking activities	(1,351)	—	—	(1,305)	23
Gains on investment securities	378	7,595	—	8,637	—
Other derivative income	108	153	154	1,380	1,106
Other noninterest income	1,017	1,146	(84)	2,322	810

Total noninterest income	3,376	12,137	3,220	20,856	11,352

Noninterest expense:
Salaries and employee benefits	10,440	11,004	14,948	31,976	37,747
Occupancy of premises	2,017	2,013	1,943	6,079	5,773
Furniture and equipment	531	526	830	1,625	2,498
FDIC assessment	2,314	4,368	779	8,213	1,891
Legal fees, net	1,430	1,655	1,841	4,225	3,195
Non–performing asset expense	2,295	224	1,398	3,273	4,877
Early extinguishment of debt	—	—	412	527	1,606
Other noninterest expense	3,489	3,917	5,150	11,470	14,153

Total noninterest expense	22,516	23,707	27,301	67,388	71,740

Loss before income taxes	(2,304)	(20,697)	(54,883)	(27,040)	(106,256)
Income tax expense	144	2,558	25,653	1,481	3,436

Net loss	(2,448)	(23,255)	(80,536)	(28,521)	(109,692)
Preferred dividends and discounts	(2,873)	(2,868)	—	(8,603)	—
Implied non-cash preferred dividend	—	—	(16,680)	—	(16,680)

Net loss applicable to common stockholders	$(5,321)	$(26,123)	$(97,216)	$(37,124)	$(126,372)

Basic loss per common share	$(0.51)	$(2.49)	$(9.30)	$(3.54)	$(12.10)
Diluted loss per common share	(0.51)	(2.49)	(9.30)	(3.54)	(12.10)

TAYLOR CAPITAL GROUP, INC.

COMPOSITION OF LOAN PORTFOLIO (unaudited)

(dollars in thousands)

The following table presents the composition of the Company’s loan portfolio as of the dates indicated:

	September 30, 2009		June 30, 2009		December 31, 2008
	Balance	Percent of Gross Loans	Balance	Percent of Gross Loans	Balance	Percent of Gross Loans
Loans:
Commercial and industrial	$1,292,091	42.9%	$1,379,615	43.4%	$1,485,673	45.9%
Commercial real estate secured	1,156,114	38.4	1,154,971	36.4	1,058,930	32.8
Residential construction & land	247,386	8.2	312,978	9.8	349,998	10.8
Commercial construction & land	160,534	5.3	163,965	5.2	181,454	5.6

Total commercial loans	2,856,125	94.8	3,011,529	94.8	3,076,055	95.1
Consumer-oriented loans	155,372	5.2	166,220	5.2	157,222	4.9

Gross loans	3,011,497	100.0%	3,177,749	100.0%	3,233,277	100.0%

Less: Unearned discount	(8)		(10)		(16)

Total loans	3,011,489		3,177,739		3,233,261
Less: Loan loss allowance	(107,132)		(132,927)		(128,548)

Net loans	$2,904,357		$3,044,812		$3,104,713

Loans held for sale	$102,765		—		—

The following table presents the composition of the Company’s residential construction and land portfolios as of the dates indicated:

	September 30, 2009		June 30, 2009		December 31, 2008
	Balance	Percent of Total	Balance	Percent of Total	Balance	Percent of Total
Single family attached and detached housing	$57,854	23.4%	$100,086	32.0%	$105,526	30.2%
Condo (new & conversions)	58,651	23.7	81,812	26.2	95,705	27.3
Multi-family	57,967	23.4	58,909	18.8	57,495	16.4
Completed for sale	14,889	6.0	8,858	2.8	16,830	4.8

Total residential construction	189,361	76.5	249,665	79.8	275,556	78.7

Land—unimproved & farmland	41,184	16.6	43,050	13.8	52,321	15.0
Land—improved & entitled	2,472	1.0	3,282	1.0	3,921	1.1
Land—under development	14,369	5.9	16,981	5.4	18,200	5.2

Total land	58,025	23.5	63,313	20.2	74,442	21.3

Total residential construction and land	$247,386	100.0%	$312,978	100.0%	$349,998	100.0%

TAYLOR CAPITAL GROUP, INC.

CREDIT QUALITY (unaudited)

(dollars in thousands)

	At or for the Three Months Ended
	Sept. 30, 2009	June 30, 2009	Dec. 31, 2008
Nonperforming Assets:
Loans contractually past due 90 days or more but still accruing interest	$12,190	$379	$153
Nonaccrual loans:
Commercial and industrial	31,191	38,554	42,263
Commercial real estate secured	36,824	30,856	23,068
Residential construction and land	78,224	101,921	114,160
Commercial construction and land	7,854	11,266	14,934
All other loan types	9,737	6,840	5,802

Total nonaccrual loans	163,830	189,437	200,227

Total nonperforming loans	176,020	189,816	200,380
Other real estate owned and repossessed assets	20,313	23,070	13,179

Total nonperforming assets	$196,333	$212,886	$213,559

Other Credit Quality Information:
Loans contractually past due 30 through 89 days and still accruing	$18,339	$16,346	$25,272
Restructured loans not included in nonperforming assets	4,825	4,375	—
Recorded balance of impaired loans	162,986	197,675	206,705
Allowance for loan losses related to impaired loans	35,453	68,963	41,451

Allowance for Loan Losses Summary:
Allowance at beginning of period	$132,927	$130,282	$117,967
Net (charge-offs) recoveries:
Commercial and commercial real estate	(14,091)	(21,691)	(357)
Real estate—construction and land	(27,091)	(15,110)	(19,050)
Total consumer-oriented loans	(152)	(61)	(365)

Total net charge-offs	(41,334)	(36,862)	(19,772)
Provision for loan losses	15,539	39,507	30,353

Allowance at end of period	$107,132	$132,927	$128,548

Key Credit Ratios:
Nonperforming loans to total loans	5.65%	5.97%	6.20%
Nonperforming assets to total loans plus repossessed property	6.26%	6.65%	6.58%
Nonperforming assets to total assets	4.38%	4.68%	4.87%
Annualized net charge-offs to average total loans	5.20%	4.63%	2.47%
Allowance to total loans at end of period	3.44%	4.18%	3.98%
Allowance to nonperforming loans	60.86%	70.03%	64.15%
30 – 89 days past due to total loans	0.58%	0.51%	0.78%

TAYLOR CAPITAL GROUP, INC.

FUNDING LIABILITIES (unaudited)

(dollars in thousands)

The following table presents the distribution of the Company’s average deposit account balances for the periods indicated:

	For the Quarter Ended
	September 30, 2009		June 30, 2009		September 30, 2008
	Average Balance	Percent of Deposits	Average Balance	Percent of Deposits	Average Balance	Percent of Deposits
In-market deposits:
Noninterest-bearing deposits	$598,760	19.2%	$578,020	18.3%	$404,580	13.0%
NOW accounts	223,386	7.2	224,987	7.1	144,410	4.6
Savings deposits	41,839	1.3	42,227	1.3	43,924	1.4
Money market accounts	407,298	13.0	408,149	12.9	478,396	15.4
Customer certificates of deposit	826,911	26.4	841,533	26.6	801,047	25.8
CDARS time deposits	154,979	5.0	105,847	3.4	—	—
Public time deposits	76,625	2.4	75,853	2.4	76,463	2.5

Total in-market deposits	2,329,798	74.5	2,276,616	72.0	1,948,820	62.7

Out-of-market deposits:
Brokered NOW accounts	—	—	515	*	287	*
Brokered money market deposits	9,390	0.3	21,467	0.7	99,011	3.2
Out-of-local-market certificates of deposit	99,665	3.2	112,653	3.6	163,372	5.3
Brokered certificates of deposit	686,868	22.0	747,172	23.7	892,378	28.8

Total out-of-market deposits	795,923	25.5	881,807	28.0	1,155,048	37.3

Total deposits	$3,125,721	100.0%	$3,158,423	100.0%	$3,103,868	100.0%

*	Less than 0.1%.

The following table sets forth the period end balances of total deposits as of each of the dates indicated below, as well as categorizes the Company’s deposits as “in-market” and “out-of-market” deposits:

	Sept. 30, 2009	June 30, 2009	Dec. 31, 2008
In-market deposits:
Noninterest-bearing deposits	$615,590	$597,734	$470,990
NOW accounts	213,668	237,617	218,146
Savings accounts	41,534	41,784	42,275
Money market accounts	456,795	400,591	320,691
Customer certificates of deposit	774,082	830,268	870,183
CDARS time deposits	145,889	167,315	5,670
Public time deposits	78,090	73,867	84,831

Total in-market deposits	2,325,648	2,349,176	2,012,786

Out-of-market deposits:
Brokered NOW accounts	—	—	305
Brokered money market deposits	9,052	9,584	73,352
Out-of-local-market certificates of deposit	95,990	107,525	136,470
Brokered certificates of deposit	622,039	738,289	908,133

Total out-of-market deposits	727,081	855,398	1,118,260

Total deposits	$3,052,729	$3,204,574	$3,131,046

Taylor Capital Group, Inc.

Summary of Key Financial Data

Dollars in Thousands

Unaudited

	2009			2008		Year To Date Sept. 30,
	Third	Second	First	Fourth	Third
	Quarter	Quarter	Quarter	Quarter	Quarter	2009	2008
Condensed Income Data:
Net interest income	$32,375	$30,380	$27,346	$24,414	$21,898	$90,101	$67,937
Provision for loan losses	15,539	39,507	15,563	30,353	52,700	70,609	113,805
Total noninterest income	3,376	12,137	5,343	1,085	3,220	20,856	11,352
Total noninterest expense	22,516	23,707	21,165	21,630	27,301	67,388	71,740

Loss before income taxes	(2,304)	(20,697)	(4,039)	(26,484)	(54,883)	(27,040)	(106,256)
Income tax expense (benefit)	144	2,558	(1,221)	(11,648)	25,653	1,481	3,436

Net loss	(2,448)	(23,255)	(2,818)	(14,836)	(80,536)	(28,521)	(109,692)
Preferred dividends and discounts	(2,873)	(2,868)	(2,862)	(2,150)	(16,680)	(8,603)	(16,680)

Net loss applicable to common stockholders	$(5,321)	$(26,123)	$(5,680)	$(16,986)	$(97,216)	$(37,124)	$(126,372)

Per Share Data:
Basic loss per common share	$(0.51)	$(2.49)	$(0.54)	$(1.62)	$(9.30)	$(3.54)	$(12.10)
Diluted loss per common share	(0.51)	(2.49)	(0.54)	(1.62)	(9.30)	(3.54)	(12.10)
Cash dividends per common share	—	—	—	—	—	—	0.10
Book value per common share	11.78	10.24	13.85	13.47	12.59	11.78	12.59
Weighted average shares-basic	10,502,844	10,492,789	10,471,516	10,458,851	10,456,544	10,489,165	10,447,264
Weighted average shares-diluted	10,502,844	10,492,789	10,471,516	10,458,851	10,456,544	10,489,165	10,447,264
Shares outstanding-end of period	11,078,011	11,081,429	11,093,349	11,115,936	11,011,184	11,078,011	11,011,184

Performance Ratios (annualized):
Loss on average assets	-0.22%	-2.04%	-0.25%	-1.39%	-8.22%	-0.84%	-4.00%
Loss on average equity	-3.58%	-30.20%	-3.69%	-24.14%	-145.51%	-12.87%	-60.04%
Efficiency ratio (1)	63.65%	67.89%	66.09%	77.53%	108.69%	65.86%	90.48%

Average Balance Sheet Data (2):
Total assets	$4,543,191	$4,570,534	$4,434,293	$4,267,048	$3,918,831	$4,516,405	$3,657,857
Investments	1,325,722	1,341,763	1,150,587	1,026,848	829,206	1,273,332	851,212
Cash equivalents	2,637	527	2,473	16,224	121,498	1,880	80,075
Loans	3,180,992	3,187,740	3,238,537	3,203,811	2,909,799	3,202,212	2,652,022
Total interest-earning assets	4,509,351	4,530,030	4,391,597	4,246,883	3,860,503	4,477,424	3,583,309
Interest-bearing deposits	2,526,961	2,580,403	2,632,961	2,758,703	2,699,288	2,579,720	2,428,925
Borrowings	1,074,533	1,027,010	909,565	753,070	544,005	1,004,307	543,548
Total interest-bearing liabilities	3,601,494	3,607,413	3,542,526	3,511,774	3,243,293	3,584,027	2,972,473
Noninterest-bearing deposits	598,760	578,020	519,187	446,693	404,580	565,614	396,774
Total stockholders’ equity	273,504	307,977	305,111	245,836	221,394	295,415	243,580

Tax Equivalent Net Interest Margin:
Net interest income as stated	$32,375	$30,380	$27,346	$24,414	$21,898	$90,101	$67,937
Add: Tax equivalent adjust.-investment (3)	732	763	768	777	780	2,263	2,363
Tax equivalent adjust.-loans (3)	29	29	29	32	31	86	94

Tax equivalent net interest income	$33,136	$31,172	$28,143	$25,223	$22,709	$92,450	$70,394

Net interest margin without tax adjust.	2.86%	2.69%	2.51%	2.29%	2.26%	2.69%	2.53%
Net interest margin—tax equivalent (3)	2.92%	2.76%	2.58%	2.37%	2.35%	2.76%	2.62%
Yield on earning assets without tax adjust.	4.94%	4.93%	5.00%	5.12%	5.24%	4.95%	5.58%
Yield on earning assets—tax equivalent (3)	5.01%	5.00%	5.07%	5.20%	5.32%	5.02%	5.67%
Yield on interest-bearing liabilities	2.61%	2.82%	3.09%	3.42%	3.54%	2.83%	3.68%
Net interest spread—without tax adjust	2.34%	2.11%	1.91%	1.70%	1.70%	2.12%	1.90%
Net interest spread—tax equivalent (3)	2.40%	2.18%	1.98%	1.78%	1.78%	2.19%	1.99%

	Sept. 30, 2009	June 30, 2009	Mar. 31, 2009	Dec. 31, 2008	Sept. 30, 2008
Condensed Balance Sheet Data:
Investment securities	$1,306,098	$1,306,174	$1,321,605	$1,094,594	$794,727
Loans	3,114,254	3,177,739	3,214,096	3,233,261	3,078,427
Allowance for loan losses	107,132	132,927	130,282	128,548	117,967
Total assets	4,485,081	4,548,325	4,596,701	4,388,889	4,074,750
Total deposits	3,052,729	3,204,574	3,147,653	3,131,046	3,221,581
Total borrowings	1,086,892	974,344	1,060,212	879,470	594,049
Total stockholders’ equity	289,020	271,635	311,425	307,087	198,581

Asset Quality Ratios:
Nonperforming loans	$176,020	$189,816	$184,297	$200,380	$196,599
Nonperforming assets	196,333	212,886	202,529	213,559	200,716
Allowance for loan losses to total loans	3.44%	4.18%	4.05%	3.98%	3.83%
Allowance for loan losses to nonperforming loans	60.86%	70.03%	70.69%	64.15%	60.00%
Nonperforming assets to total loans plus repossessed property	6.26%	6.65%	6.27%	6.58%	6.51%

Capital Ratios (Taylor Capital Group, Inc.):
Total Capital (to Risk Weighted Assets)	12.75%	12.51%	12.87%	13.02%	10.97%
Tier I Capital (to Risk Weighted Assets)	9.86%	9.67%	10.07%	10.22%	7.61%
Leverage (to average assets)	7.47%	7.52%	8.29%	8.73%	6.79%

Footnotes:

(1)	Efficiency ratio is determined by dividing noninterest expense by an amount equal to net interest income plus noninterest income, adjusted for gains or losses from investment securities.
(2)	Average balances are daily averages.
(3)	This adjustment reflects tax-exempt interest income on an equivalent before-tax basis assuming a tax rate of 35.0%.